Exhibit 10.06

MINUTES OF
ACTIONS TAKEN IN WRITING WITHOUT A MEETING
BY THE SOLE SHAREHOLDER OF
ACACIA CHATTANOOGA VEHICLE AUCTION, INC.

February 28, 2012

CAA Liquidation, LLC (fka Chattanooga Auto Auction Limited Liability Company), being entitled, pursuant to the terms of that certain Stock Pledge Agreement (the “Pledge Agreement”) dated December 26, 2009 by and between the Sole Shareholder of Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Corporation”) and Alexis Ann Jacobs, to exercise all voting rights of the Sole Shareholder, hereby takes and adopts the following actions by this writing and without a meeting pursuant to the provisions of Section 48-17-104 of the Tennessee Code:

WHEREAS, pursuant to the terms of that certain Settlement Agreement and Release of even date herewith (the "Settlement Agreement") by and among Alexis Ann Jacobs ("Jacobs"), Keith E. Whann ("Whann"), CAA Liquidation, LLC (fka Chattanooga Auto Auction Limited Liability Company) (“CAA”), Auction Venture Limited Liability Company (“Auction Venture”), David Bynum ("Bynum"), Tony Moorby ("Moorby"), Acacia Automotive, Inc. ("AA"), the Corporation, and Steven L. Sample ("Sample"), the Corporation will jointly and severally with AA and Sample pay to CAA the Settlement Payment in the amount of $150,000 and the Corporation will also execute general releases in favor of each of Jacobs, Whann, CAA, Auction Venture, Bynum and Moorby as well as their respective divisions, agencies, affiliates, subsidiaries, parents, owners, partners, members, shareholders, attorneys, insurers, predecessors, successors, assigns, guarantors, employees, and agents;

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Settlement Agreement;

WHEREAS, pursuant to the terms of the Settlement Agreement, the Corporation shall sell, convey, assign and deliver to CAA the Assets, including without limitation, the Trade Name, the Data and the Licenses pursuant to the Bill of Sale substantially in the form attached as Exhibit A to the Settlement Agreement in exchange for the Purchase Price;

WHEREAS, pursuant to the terms of the Settlement Agreement, the Corporation and CAA shall enter into the Second Novation Agreement substantially in the form attached as Exhibit B to the Settlement Agreement;

WHEREAS, pursuant to the terms of the Settlement Agreement, the Corporation and Auction Venture shall enter into the Lease Termination Agreement substantially in the form attached as Exhibit C to the Settlement Agreement;

WHEREAS, pursuant to the terms of the Settlement Agreement, the Corporation, AA and Sample shall enter into a further general release agreement in favor of Jacobs, CAA, Auction Venture, and Whann substantially in the form attached as Exhibit G to the Settlement Agreement and CAA shall enter into a further general release agreement in favor of AA and AC substantially in the form attached as Exhibit H to the Settlement (the "Further General Releases");

WHEREAS, pursuant to the terms of the Settlement Agreement, the Parties shall sign entries of release and dismissal substantially in the forms attached as Exhibit J to the Settlement Agreement so as to dismiss with prejudice all pending Litigation Proceedings and to release and discharge any judgments or judgment liens obtained in or as a result of the Litigation Proceedings (the "Entries of Release and Dismissal" and together with the Bill of Sale, the Second Novation Agreement, the Lease Termination Agreement, the Further General Releases, the Settlement Agreement and all other documents and agreements contemplated thereby, the "Transaction Documents"); and

WHEREAS, the Sole Shareholder has determined that the execution of each of the Transaction Documents is in the best interests of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that each of the Transaction Documents, in substantially the form presented to the Sole Shareholder, is hereby approved and adopted in its entirety;

FURTHER RESOLVED, that Keith E. Whann in his capacity as the sole Director of the Corporation be, and hereby is, authorized, directed and empowered, on behalf of the Corporation, to do or cause to take any and all other actions as he deems necessary or desirable in order to effectuate the intent of the foregoing resolutions; and

FINALLY RESOLVED, that any document, certificate or other instrument executed, and any action taken, in connection with the transactions contemplated by the foregoing resolutions shall conclusively establish the authorization, approval and ratification thereof by the Sole Shareholder.

The foregoing constitutes a complete record of actions taken by the Sole Shareholder of the Corporation effective the day and year first above written.

SOLE SHAREHOLDER:

Acacia Automotive, Inc.,
  a Texas corporation

By:  CAA Liquidation, LLC (fka Chattanooga
        Auto Auction Limited Liability Company), as
Attorney-in Fact pursuant to Section 6 of the
Pledge Agreement

    By: /s/ Keith E. Whann
           Keith E. Whann, Vice President